UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 22, 2018

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

215 North Jefferson, Box 591, Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 APPOINTMENT OF CERTAIN OFFICERS.

Success Entertainment Group International, Inc., a Nevada corporation (the "Company") reports in this Current Report on Form 8-K a hiring in conjunction with Item 5.02 of Form 8-K compliance. On January 15, 2018, the Company is filing this 8-K to announce an employment agreement with Tony Chang to become the Company’s Chief Operating Officer (COO). While the Agreement was originally entered into on July 10, 2017, the employment term does not begin until the January 15, 2018 date. A press release has been posted on January 22, 2018. The press release is referred to in this SEC filing as Exhibit 99.1. The employment agreement is referred to in this filing as Exhibit 10.1.

SEGN is extremely excited to welcome Mr. Chang to the company. Mr. Chang graduated from Taipei University where he received his bachelor’s degree in Management in 2001. He was the Vice President of Hong Kong South Sea Holding Company for a year and half beginning in November 2008. Following that, he was the Vice President for Guangdong Precious Metal Trading Center, also for a year and half. He has been working alongside SEGN’s sister companies since July 2013.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial statements of businesses acquired.

Not applicable.

(b)   Pro forma financial information.

Not applicable.

(c)   Shell company transactions.

Not applicable.

(d)  Exhibits

10.1	Employment Agreement

99.1	Press Release by SEGN

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2018	By:	/s/ Brian Kistler
Brian Kistler
President , Secretary, Treasurer, and Director

3